UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 27, 2007
EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14365 (Commission File Number)	76-0568816 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 420-2600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index
Press Release
Operating Statistics
Slide Presentation
Debt By Issuer Schedule
Debt Maturity Schedule

Item 2.02 Results of Operations and Financial Condition.
      On February 27, 2007, we announced earnings results for the quarter and year ended December 31, 2006. We are also making updated operating statistics available on our website at www.elpaso.com. A copy of our earnings release is attached as Exhibit 99.A and a copy of our operating statistics is attached as Exhibit 99.B. In addition, we are providing a financial update. A copy of the slide presentation is attached as Exhibit 99.C and available on our website at www.elpaso.com. The attached Exhibits are not filed, but are furnished to comply with Item 2.02 of Form 8-K.
Item 7.01 Regulation FD Disclosure.
      On February 27, 2007, we are making available certain information about our debt and debt maturities. A copy of the schedule setting forth information about our debt by issuer is attached as Exhibit 99.D and the schedule setting forth information about debt maturities is attached as Exhibit 99.D. These schedules are available on our website at www.elpaso.com. The information disclosed in this Item 7.01, and the corresponding exhibits listed under Item 9.01 of this Current Report on Form 8-K, are being furnished solely for the purpose of complying with Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.A	Press Release dated February 27, 2007.

99.B	Operating Statistics.

99.C	Slide Presentation dated February 27, 2007.

99.D	Debt By Issuer Schedule as of December 31, 2006.

99.E	Debt Maturity Schedule Through 2009 as of December 31, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult

John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)
Dated: February 27, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated February 27, 2007.

99.B	Operating Statistics.

99.C	Slide Presentation dated February 27, 2007.

99.D	Debt By Issuer Schedule as of December 31, 2006.

99.E	Debt Maturity Schedule Through 2009 as of December 31, 2006.